                                                                    EXHIBIT 99.4


--------------------------------------------------------------------------------


                                 $230,000,000
                               CREDIT AGREEMENT
                         Dated as of January 11, 1999
                                     among


                         JACOBS ENGINEERING GROUP INC.
                                      and
                    CERTAIN OF ITS DESIGNATED SUBSIDIARIES
                               as the Borrowers

                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                   as Administrative Agent and Issuing Bank

                              ABN AMRO BANK N.V.
                      THE FIRST NATIONAL BANK OF CHICAGO
                           FIRST UNION NATIONAL BANK
                                      and
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as the Managing Agents

        THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

                                      and

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                               as Lead Arranger

                               TABLE OF CONTENTS

                                                                                         Page(s)
                                                                                         -------

ARTICLE I      DEFINITIONS...........................................................      1
     1.01      Certain Defined Terms.................................................      1
     1.02      Other Interpretive Provisions.........................................     17
     1.03      Accounting Principles.................................................     18
     1.04      Currency Equivalents Generally........................................     18

ARTICLE II     THE CREDITS...........................................................     18
     2.01      Amounts and Terms of Commitments......................................     18
     2.02      Loan Accounts.........................................................     19
     2.03      Procedure for Committed Borrowing.....................................     19
     2.04      Conversion and Continuation Elections for Committed Borrowings........     20
     2.05      Utilization of Commitments in Offshore Currencies.....................     22
     2.06      Bid Borrowings........................................................     25
     2.07      Procedure for Bid Borrowing...........................................     25
     2.08      Voluntary Termination or Reduction of Commitments.....................     29
     2.09      Optional Prepayments..................................................     29
     2.10      Repayment.............................................................     29
     2.11      Interest..............................................................     29
     2.12      Fees..................................................................     30
               (a)  Arrangement, Agency Fees.........................................     30
               (b)  Facility Fee.....................................................     30
     2.13      Computation of Fees and Interest......................................     30
     2.14      Payments by the Borrowers.............................................     31
     2.15      Payments by the Banks to the Administrative Agent.....................     31
     2.16      Sharing of Payments, Etc..............................................     32
     2.17      Designation of Additional Subsidiary Borrowers........................     33
     2.18      Additional Guaranties by Material Subsidiaries........................     33
     2.19      Joint Borrower Provisions.............................................     33

ARTICLE III    THE LETTERS OF CREDIT.................................................     34
     3.01      The Letter of Credit Commitment.......................................     35
     3.02      Issuance, Amendment and Renewal of Letters of Credit..................     36
     3.03      Risk Participations, Drawings and Reimbursements......................     38
     3.04      Repayment of Participations...........................................     39
     3.05      Role of the Issuing Bank..............................................     40
     3.06      Obligations Absolute..................................................     41
     3.07      Letter of Credit Fees.................................................     42
     3.08      Issuance Fee and Documentary and Processing Charges Payable to
               Issuing Bank..........................................................     42
     3.09      Uniform Customs and Practice..........................................     43

ARTICLE IV     TAXES, YIELD PROTECTION AND ILLEGALITY................................     43
     4.01      Taxes.................................................................     43
     4.02      Illegality............................................................     44
     4.03      Increased Costs and Reduction of Return...............................     45
     4.04      Funding Losses........................................................     45
     4.05      Inability to Determine Rates..........................................     46
     4.06      Certificates of Banks.................................................     46
     4.07      Survival..............................................................     46

ARTICLE V      CONDITIONS PRECEDENT..................................................     47
     5.01      Conditions of Initial Loans...........................................     47
               (a)  Credit Agreement and Note........................................     47
               (b)  Guaranties.......................................................     47
               (c)  Resolutions; Incumbency..........................................     47
               (d)  Organization Documents; Good Standing............................     47
               (e)  Legal Opinion....................................................     47
               (f)  Payment of Fees..................................................     47
               (g)  Certificate......................................................     48
               (h)  Copies of Certain Acquisition Documents..........................     48
               (i)  Other Indebtedness...............................................     48
               (j)  Evidence of Satisfactory Insurance...............................     48
               (k)  Financial Statements.............................................     48
               (l)  Capital and Ownership Structure..................................     48
               (m)  Other Documents..................................................     49
     5.02      Conditions to All Borrowing...........................................     49
               (a)  Notice of Borrowing; L/C Application.............................     49
               (b)  Continuation of Representations and Warranties...................     49
               (c)  No Existing Default..............................................     49

ARTICLE VI     REPRESENTATIONS AND WARRANTIES........................................     49
     6.01      Corporate Existence and Power.........................................     49
     6.02      Corporate Authorizations; No Contravention............................     50
     6.03      Governmental Authorization............................................     50
     6.04      Binding Effect........................................................     50
     6.05      Litigation............................................................     50
     6.06      No Default............................................................     51
     6.07      ERISA Compliance......................................................     51
     6.08      Use of Proceeds: Margin Regulations...................................     51
     6.09      Title to Properties...................................................     51
     6.10      Taxes.................................................................     52
     6.11      Financial Condition...................................................     52
     6.12      Environmental Matters.................................................     52
     6.13      Regulated Entities....................................................     52
     6.14      No Burdensome Restriction.............................................     52
     6.15      Copyrights, Patents, Trademarks and Licenses, etc.....................     53
     6.16      Subsidiaries..........................................................     53
     6.17      Insurance.............................................................     53

     6.18      Year 2000.............................................................     53
     6.19      Full Disclosure.......................................................     53
     6.20      Company's Authority to Act............................................     53

ARTICLE VII    AFFIRMATIVE COVENANTS.................................................     54
     7.01      Financial Statements..................................................     54
     7.02      Certificates: Other Information.......................................     54
     7.03      Notices...............................................................     55
     7.04      Preservation of Corporate Existence, Etc..............................     56
     7.05      Maintenance of Property...............................................     56
     7.06      Insurance.............................................................     56
     7.07      Payment of Obligation.................................................     56
     7.08      Compliance with Laws..................................................     57
     7.09      Inspection of Property and Books and Records..........................     57
     7.10      Environmental Laws....................................................     57
     7.11      Use of Proceeds.......................................................     57
     7.12      Year 2000.............................................................     57

ARTICLE VIII   NEGATIVE COVENANTS....................................................     58
     8.01      Limitation on Lien....................................................     58
     8.02      Disposition of Assets.................................................     59
     8.03      Consolidations and Mergers............................................     60
     8.04      Loans and Investments.................................................     60
     8.05      Limitation on Indebtedness............................................     61
     8.06      Transactions with Affiliates..........................................     62
     8.07      Use of Proceeds.......................................................     62
     8.08      Use of Proceeds; Ineligible Securities................................     62
     8.09      Contingent Obligation.................................................     62
     8.10      Joint Ventures........................................................     63
     8.11      Lease Obligation......................................................     63
     8.12      Restricted Payments...................................................     63
     8.13      Change in Business....................................................     63
     8.14      Accounting Changes....................................................     64
     8.15      Fixed Charge Coverage Ratio...........................................     64
     8.16      Tangible Net Worth....................................................     64
     8.17      Leverage Ratio........................................................     64
     8.18      Modification of Acquisition Agreement.................................     64

ARTICLE IX     EVENTS OF DEFAULT.....................................................     64
     9.01      Event of Default......................................................     64
               (a)  Non-Payment......................................................     64
               (b)  Representation or Warranty.......................................     65
               (c)  Specific Defaults................................................     65
               (d)  Other Defaults...................................................     65
               (e)  Cross-Default....................................................     65
               (f)  Insolvency; Voluntary Proceedings................................     65
               (g)  Involuntary Proceedings..........................................     65

               (h)  ERISA............................................................     66
               (i)  Monetary Judgments...............................................     66
               (j)  Non-Monetary Judgments...........................................     66
               (k)  Change of Control................................................     66
               (l)  Adverse Change...................................................     66
               (m)  Guaranty Recission...............................................     66
     9.02   Remedies.................................................................     66
     9.03   Rights Not Exclusive.....................................................     67

ARTICLE X      THE AGENT.............................................................     67
     10.01     Appointment and Authorization.........................................     67
     10.02     Delegation of Duties..................................................     68
     10.03     Liability of Administrative Agent.....................................     68
     10.04     Reliance by Administrative Agent......................................     68
     10.05     Notice of Default.....................................................     69
     10.06     Credit Decision.......................................................     69
     10.07     Indemnification.......................................................     69
     10.08     Administrative Agent in Individual Capacity...........................     70
     10.09     Successor Administrative Agent........................................     70
     10.10     Withholding Tax.......................................................     71

ARTICLE XI     MISCELLANEOUS.........................................................     72
     11.01     Amendment and Waivers.................................................     72
     11.02     Notices...............................................................     73
     11.03     No Waiver; Cumulative Remedies........................................     74
     11.04     Costs and Expenses....................................................     74
     11.05     Indemnity.............................................................     74
     11.06     Payments Set Aside....................................................     75
     11.07     Successors and Assigns................................................     75
     11.08     Assignments, Participations, etc......................................     75
     11.09     Setoff................................................................     77
     11.10     Notification of Addresses, Lending Offices, Etc.......................     77
     11.11     Counterparts..........................................................     77
     11.12     Severability..........................................................     77
     11.13     No Third Parties Benefited............................................     78
     11.14     Governing Law and Jurisdiction........................................     78
     11.15     Waiver of Jury Trial..................................................     78
     11.16     Entire Agreement......................................................     79
     11.17     Judgment..............................................................     79

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is entered into as of January 11, 1999, among JACOBS ENGINEERING GROUP INC., a Delaware corporation (the "Company"), certain
                                                     -------
subsidiaries of the Company from time to time party to this Agreement (individually, a "Subsidiary Borrower" and collectively the "Subsidiary
                  -------------------                        ----------
Borrowers"), the several financial institutions from time to time party to this
---------
Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America
                              -----                    ----
National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), Bank of America National Trust
                        --------------------
and Savings Association as Issuing Bank (in such capacity, the "Issuing Bank"),
                                                                ------------
NationsBanc Montgomery Securities, LLC, as the Lead Arranger (in such capacity, the "Lead Arranger"), and ABN AMRO Bank N.V., The First National Bank of
     -------------
Chicago, First Union National Bank and Wells Fargo Bank, National Association, as the Managing Agents (in such capacity, the "Managing Agents").
                                               ---------------

     WHEREAS, the Banks have agreed to make available to the Company and the Subsidiary Borrowers (the Company and each Subsidiary Borrower are each referred to herein as a "Borrower", and are collectively referred to herein as
                --------
"Borrowers") a revolving credit facility for loans and letters of credit upon
 ---------
the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS



     1.01  Certain Defined Terms.  The following terms have the following
           ---------------------
meanings:

     "Absolute Rate" has the meaning specified in subsection 2.07(c).
      -------------

     "Absolute Rate Auction" means a solicitation of Competitive Bids setting
      ---------------------
forth Absolute Rates pursuant to Section 2.07.

     "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate
      ----------------------
determined with reference to the Absolute Rate.

     "Accession Agreement" has the meaning given such term in Section 2.17.
      -------------------

     "Acquired Company" means Sverdrup Corporation, a Missouri corporation.
      ----------------

     "Acquisition" means the acquisition by the Company of all of the
      -----------
outstanding stock of the Acquired Company.

     "Acquisition Agreement" means that certain Agreement and Plan of Merger
      ---------------------
among the Acquired Company, the Company and Jacobs Acquisition Corp. dated as of December 21, 1998, as amended by that certain First Amendment dated as of December 23, 1998.

     "Administrative Agent" has the meaning specified in the introductory
      --------------------
paragraph hereof and includes BofA in its capacity as administrative agent and bid loan agent for the Banks hereunder, and any successor agent pursuant to
Section 10.09.

     "Administrative Agent's Payment Office" means (a) in respect of payments in
      -------------------------------------
Dollars, the address for payments set forth on Schedule 11.02 or such other
                                               --------------
address as the Administrative Agent may from time to time specify in accordance with Section 11.02, and (b) in the case of payments in any Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with Section 11.02.

     "Affiliate" means, as to any Person, any other Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent-Related Persons" means BofA and any successor agent pursuant to
      ---------------------
Section 10.09, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agreed Alternative Currency" has the meaning specified in Section 2.05(e).
      ---------------------------

     "Agreement" means this Credit Agreement as amended, supplemented or
      ---------
otherwise modified from time to time.

     "Applicable Currency" means, as to any particular payment or Loan, Dollars
      -------------------
or the Offshore Currency in which it is denominated or is payable.

     "Applicable L/C Fee Percentage" shall mean at any date for purposes of
      -----------------------------
computing fees payable on account of outstanding Financial Letters of Credit and Peformance Letters of Credit payable pursuant to Section 3.07(a), that percentage determined in accordance with the Pricing Matrix.

     "Applicable Margin" shall mean at any date for purposes of computing an
      -----------------
interest rate, that percentage determined in accordance with the Pricing Matrix.

     "Applicable Facility Fee Percentage" shall mean at any date for purposes of
      ----------------------------------
computing the facility fee payable pursuant to Section 2.12(b), that percentage determined in accordance with the Pricing Matrix.

     "Assignee" has the meaning specified in subsection 11.08(a).
      --------

     "Attorney Costs" means and includes all fees and disbursements of any law
      --------------
firm or other external counsel, plus the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bank" has the meaning specified in the introductory clause hereto.
      ----

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U. S.
      ---------------
C. (S) 10 1, et seq.).
             -- ----

     "Base Rate" means, for any day, the higher of:
      ---------

     (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BoAs costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); or

     (b)  0.50% per annum above the latest Federal Funds Rate.

     Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that bears interest based
      ------------------------
on the Base Rate.

     "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid
      -------------
Loans made to the Requesting Borrower on the same day by one or more Banks.

     "Bid Loan" means a Loan by a Bank to the Requesting Borrower under Section
      --------
2.06, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

     "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such
      ---------------
Bid Loan to the Requesting Borrower.

     "Bid Loan Sublimit" means $50,000,000.
      -----------------

     "BofA" means Bank of America National Trust and Savings Association, a
      ----
national banking association.

     "Borrower(s)" has the meaning specified in the recitals hereto.
      -----------

     "Borrowing" means a borrowing hereunder consisting of Loans of the same
      ---------
Type made to the Requesting Borrower on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

     "Borrowing Date" means any date on which a Borrowing occurs under Section
      --------------
2.03 or Section 2.06.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City or San Francisco are authorized or required by law to close and (a) with respect to disbursements and payments pertaining to any Offshore Rate Committed Loan denominated in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, (b) from and after the Euro Commencement Date, with respect to disbursements and payments pertaining to any Offshore Currency Committed Loan, if the applicable Business Day relates to an Offshore Currency Committed Loan denominated in euros or the currency of a Euro Participating Member State, a day which is also a Euro Business Day, and (c) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Committed Loan denominated in any other Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

     "Capital Adequacy Regulation" means any guideline, request or directive of
      ---------------------------
any central bank or other Governmental Authority, or any other law, rule or regulation whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Change of Control" means the occurrence, after the date of this Agreement,
      -----------------
of any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule l3d3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) (a "13d Group") directly or indirectly of securities of the Company or any Subsidiary Borrower (or other securities convertible into such securities) representing, together with the securities already held by such Person or Persons, 25% or more of the combined voting power of all securities of the Company or any Subsidiary Borrower entitled to vote in the election of directors.

     "Closing Date" means the date on which all conditions precedent set forth
      ------------
in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(f), waived by the Person entitled to receive such payment).

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated
      ----
thereunder, as amended from time to time.

     "Commitment", as to each Bank, has the meaning specified in Section 2.01.
      ----------

     "Committed Borrowing" means a borrowing hereunder consisting of Committed
      -------------------
Loans made on the same day by the Banks in the same Applicable Currency ratably in accordance with their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

     "Committed Loan" means a Loan by a Bank to any Borrower under Section 2.01,
      --------------
and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan),

     "Company" has the meaning specified in the introductory clause hereto.
      -------

     "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance
      ---------------
with subsection 2.07(c).

     "Competitive Bid Request" has the meaning specified in subsection 2.07(a).
      -----------------------

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit C.
---------

     "Computation Date" has the meaning specified in Section 2.05(a).
      ----------------

     "Consolidated Net Income" means, for any period, the Company's consolidated
      -----------------------
net income as determined in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, any direct or indirect
      ---------------------
liability of that Person, whether or not contingent, with or without recourse:

     (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation");
               -------------------
     (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;

     (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or

     (d)  in respect of any Swap Contract.

     Notwithstanding the foregoing, project guarantees in favor of customers rendered in the ordinary course of business shall not be deemed to be Contingent Obligations.

     The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.04,
      ----------------------------
the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

     "Credit Extension" means and includes (a) the making of any Loans
      ----------------
hereunder, and (b) the issuance of any Letters of Credit hereunder.

     "Debt" means, on any date of determination, total liabilities as determined
      ----
in accordance with GAAP.

     "Default" means any event or circumstance which, with the giving of notice,
      -------
the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Documentary Letter of Credit" means a Letter of Credit used directly to
      ----------------------------
support an obligation to pay the acquisition price for goods upon presentation of documents of title and/or other designated documents evidencing such goods or the delivery thereof.

     "Dollar Equivalent" means, at any time, (a) as to any amount denominated in
      -----------------
Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the applicable or most recent Computation Date provided for in Section 2.05(a).

     "Dollars", "dollars" and "$" each mean lawful money of the United States.
      -------    -------       -

     "Domestic Subsidiary" means any Subsidiary which maintains its chief
      -------------------
executive office in the United States or is incorporated in any jurisdiction in the United States.

     "EBITDA" means, at any date of determination, the Company's Consolidated
      ------
Net Income, plus interest expense, plus tax expense plus depreciation and amortization of intangibles. For purposes of this definition only, Consolidated Net Income shall be calculated excluding any extraordinary gains and extraordinary losses.

     "Effective Amount" means, as of any date, (a) with respect to Loans, the
      ----------------
aggregate outstanding Equivalent Amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and
(b) with respect to L/C Obligations, the aggregate outstanding Equivalent Amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate Equivalent Amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank or any
      -----------------
fund that invests in bank loans and is managed by an investment advisor to a Bank, and (iii) any other Person approved as required pursuant to Section 11.08; provided, however, that neither the Company nor any Affiliate of the Company shall qualify as an Eligible Assignee.

     "EMU Legislation" means legislative measures of the European Council for
      ---------------
the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union.

     "Environmental Claims" means all claims, however asserted, by any
      --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes,
      ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.


     "Equivalent Amount" means (a) whenever this Agreement requires or permits a
      -----------------
determination on any date of the equivalent in Dollars of an amount expressed in Dollars, such amount; (b) whenever this Agreement requires or permits a determination on any date of the equivalent in Dollars of an amount expressed in an Offshore Currency, the equivalent amount in Dollars of an amount expressed in an Offshore Currency as determined by the Agent on such date on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the relevant Computation Date provided for hereunder; or (c) whenever this Agreement requires or permits a determination on any date of the equivalent in an Offshore Currency of an amount expressed in Dollars, the equivalent amount in an Offshore Currency of an amount expressed in Dollars as determined by the Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with Dollars on the relevant Computation Date provided for hereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and
      -----
regulations promulgated thereunder, as amended from time to time.

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by the Company from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.


     "euro" means the single currency of Euro Participating Member States of the
      ----
European Union.

     "Euro Business Day" means any day other than a Saturday , Sunday, Christmas
      -----------------
Day or New Year's Day on which the TARGET clearing system (or any successor settlement system) is operating, as determined by the Administrative Agent.

     "Euro Commencement Date" means January 1, 1999 or such other date which is
      ----------------------
the date of the commencement of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), as amended from time to time) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union. With respect to any country (or the currency of such country) that is not a Euro Participating Member State on the initial date set forth above, "Euro Commencement Date" shall mean, as to such country and the currency of such country, the date such country (and the currency of such country) becomes a Euro Participating Member State.

     "Eurodollar Reserve Percentage" has the meaning specified in the definition
      -----------------------------
of "Offshore Rate".


     "Euro National Currency Unit" means the unit of currency (other than a euro
      ---------------------------
unit) of a Euro Participating Member State.

     "Euro Participating Member State" means each country so described in any
      -------------------------------
EMU Legislation.

     "euro unit" means the currency unit of the euro.
      ---------

     "Event of Default" means any of the events or circumstances specified in
      ----------------
Section 9.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Exchange Act" means the Securities and Exchange Act of 1934, and
      ------------
regulations promulgated thereunder, as amended from time to time.

     "Existing Credit Agreement" means that certain Revolving Credit Agreement
      -------------------------
dated as of December 21, 1994, among the Company, the several financial institutions from time to time party thereto and BofA which provides for a $45,000,000 revolving credit facility.

     "FDIC" means the Federal Deposit Insurance Corporation, and any
      ----
Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly
      ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Fee Letter" has the meaning specified in subsection 2.12(a).
      ----------

     "Financial Letter of Credit" means a standby or direct pay Letter of Credit
      --------------------------
supporting indebtedness owing to third parties, which may include workers' compensation requirements.

     "Fixed Charges" means the sum of interest expense plus the current portion
      -------------
of long term Debt, plus taxes paid.

     "FRB" means the Board of Governors of the Federal Reserve System, and any
      ---
Governmental Authority succeeding to any of its principal functions.

     "Funded Debt" shall mean for any Person at any date of calculation the
      -----------
aggregate dollar amount of Debt of such Person which has actually been funded and is outstanding at such time, whether or not such amount is due and payable on such date; provided, however, that Funded Debt shall not include the amount of Letters of Credit in which such Person is the "account party."

     "GAAP" means generally accepted accounting principles set forth from time
      ----
to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date,

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranties" means the Guaranties dated as of even date herewith executed
      ----------
by each of the Company, the Initial Subsidiary Borrowers and the Initial Material Subsidiaries, substantially in the form of Exhibit J hereto together
                                                    ---------
with any other Guaranties executed pursuant to Section 2.17 by any Person that becomes a Subsidary Borrower hereunder following the Closing Date or under 2.18 by any Person that becomes a Material Subsidiary following the Closing Date, as the same may, from time to time, be supplemented, modified, amended, renewed or extended.

     "Guarantor Subordination Agreement" has the meaning given such term in
      ---------------------------------
Section 2.17.

     "Guaranty Obligation" has the meaning specified in the definition of
      -------------------
"Contingent Obligation."

     "Honor Date" has the meaning specified in subsection 3.03(b).
      ----------

     "Inclusion Date" has the meaning specified in Section 2.17.
      --------------

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

     "Indemnified Liabilities" has the meaning specified in Section 11.05.
      -----------------------

     "Indemnified Person" has the meaning specified in Section 11.05.
      ------------------

     "Independent Auditor" means Ernst & Young, or other nationally recognized
      -------------------
independent public accounting firm.

     "Initial Material Subsidiary" means each Subsidiary of the Borrower
      ---------------------------
existing on the Closing Date which is a Material Subsidiary, as indicated on

Schedule 6.16 attached hereto.
-------------

     "Initial Subsidiary Borrowers" means those Borrowers (other than the
      ----------------------------
Company) party to this Agreement on the Closing Date.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any
      ---------------------
court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Payment Date" means, as to any Loan other than a Base Rate
      ---------------------
Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate
         --------  -------
Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "Interest Period" means, (a) the period commencing on the Borrowing Date
      ---------------
any Offshore Rate Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Notice of Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 30 days and not more than 180 days as selected by the Company in the applicable Competitive Bid Request;

provided that:
--------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

     "Invitation for Competitive Bids" means a solicitation for Competitive Bids
      -------------------------------
substantially in the form of Exhibit F.
                             ---------

     "IRS" means the Internal Revenue Service, and any Governmental Authority
      ---
succeeding to any of its principal functions.

     "Issuance Date" has the meaning specified in Section 3.01(a).
      -------------

     "Issue" means with respect to any Letter of Credit, to issue or to extend
      -----
the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.
           -------   -------       --------

     "Issuing Bank" means Bank of America in its capacity as issuer of one or
      ------------
more Letters of Credit hereunder, together with any replacement letter of credit issuer arising hereunder.

     "Joint Venture" means a single-purpose corporation, partnership, joint
      -------------
venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     "L/C Advance" means each Bank's participation in any L/C Borrowing in
      -----------
accordance with its Pro Rata Share.

     "L/C Amendment Application" means an application form for amendment of
      -------------------------
outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of Financial
      ---------------
Letters of Credit, Performance Letters of Credit or Documentary Letters of Credit or for amendment thereof as shall at any time be in use at the Issuing Bank.

     "L/C Borrowing" means an extension of credit resulting from a drawing under
      -------------
any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under subsection 3.03(c).

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn
      ---------------
amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications,
      ---------------------
and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

     "Lead Arranger" has the meaning specified in the introductory clause
      -------------
hereto.

     "Lending Office" means, as to any Bank, the office or offices of such Bank
      --------------
specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or
                                        --------------
offices as such Bank may from time to time notify the Company and the Administrative Agent.

     "Letters of Credit" means the Financial Letters of Credit, Performance
      -----------------
Letters of Credit or Documentary Letters of Credit Issued by the Issuing Bank hereunder.

     "LIBOR" has the meaning set forth in the definition of Offshore Rate.
      -----

     "LIBOR Auction" means a solicitation of Competitive Bids setting forth a
      -------------
LIBOR Bid Margin pursuant to Section 2.07.

     "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based
      --------------
upon LIBOR.

     "LIBOR Bid Margin" has the meaning specified in subsection 2.07(c)(ii)(C).
      ----------------

     "Lien" means any security interest, mortgage, deed of trust, pledge,
      ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Loan" means an extension of credit by a Bank to any Borrower under Article
      ----
II or Article III, and may be a Committed Loan, a Bid Loan or a L/C Borrowing.

     "Loan Documents" means this Agreement, any Notes, the Guaranties, the
      --------------
Guarantor Subordination Agreements, the Accession Agreements, the Assignment and Acceptance Agreements, the Fee Letter and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

     "Majority Banks" means Banks holding at any time more than 50% of the sum
      --------------
of the Commitments, or, in the event the Commitments have been terminated, Banks holding more than 50% of the Loans.

     "Managing Agents" has the meaning specified in the introductory clause
      ---------------
hereto.

     "Margin Stock" means "margin stock" as such term is defined in Regulation
      ------------
T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a
      -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) the Company; or (ii) the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     "Material Subsidiary" means, at any time, any Domestic Subsidiary that: (i)
      -------------------
has revenues which constitute five percent (5%) or more of the Company's total revenue; or (ii) contributes at least five percent (5%) to the Company's EBITDA; or (iii) has assets the net book value of which constitutes five percent (5%) or more of the Company's net book value of total assets, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.

     "Note" has the meaning specified in Section 2.02.
      ----

     "Notice of Borrowing" means a notice in substantially the form of Exhibit
      -------------------                                              -------
A.
-

     "Notice of Conversion/Continuation" means a notice in substantially the
      ---------------------------------
form of Exhibit B.
        ---------

     "Obligations" means all advances, debts, liabilities, obligations,
      -----------
covenants and duties arising under any Loan Document, owing by the Borrowers to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Offshore Currency" means French Francs, British Pound Sterling and any
      -----------------
Agreed Alternative Currency and, from and after the Euro Commencement Date, the euro.

     "Offshore Currency Committed Loan" means any Offshore Rate Committed Loan
      --------------------------------
denominated in an Offshore Currency.

     "Offshore Rate" means, for any Interest Period with respect to Offshore
      -------------
Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded, if necessary, upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

Offshore Rate =                            LIBOR
                       -------------------------------------------
                            1.00 -- Eurodollar Reserve Percentage
Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
     Period the maximum reserve percentage (expressed as a decimal, rounded, if necessary, upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period, and

          "LIBOR" means the rate of interest per annum (rounded, if necessary,
           -----
     upward to the next l/16th of 1%) equal to the rate at which BofA is offered deposits in the Applicable Currency in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Committed Loan" means any Committed Loan that bears interest
      ----------------------------
based on the Offshore Rate, which may be denominated in U.S. Dollars or an Offshore Currency.

     "Organization Documents" means, for any corporation, the certificate or
      ----------------------
articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "Other Taxes" means any present or future stamp or documentary taxes or any
      -----------
other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Overnight Rate" means, for any day, the rate of interest per annum at
      --------------
which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

     "Participant" has the meaning specified in subsection 11.08(c).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental
      ----
Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
      ------------
subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

     "Performance Letter of Credit" means a standby Letter of Credit used
      ----------------------------
directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, Letters of Credit issued in favor of sureties who in connection therewith cover bid, performance and retention obligations.

     "Permitted Liens" has the meaning specified in Section 8.01.
      ---------------

     "Person" means an individual, partnership, corporation, business trust,
      ------
joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA)
      ----
which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Pricing Matrix" shall mean the matrix attached hereto as Exhibit L.
      --------------                                           ---------

     "Pro Rata Share" means, as to any Bank at any time, the percentage
      --------------
equivalent (rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

     "Reportable Event" means, any of the events set forth in Section 4043(b) of
      ----------------
ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requesting Borrower" means the particular Borrower requesting Loans and/or
      -------------------
Letters of Credit pursuant to the procedures set forth in Articles II and III.

     "Requirement of Law" means, as to any Person, any law (statutory or
      ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer or the president or
      -------------------
the chief financial officer or treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     "SEC" means the Securities and Exchange Commission, or any Governmental
      ---
Authority succeeding to any of its principal functions.

     "Spot Rate" for a currency means the rate quoted by BofA as the spot rate
      ---------
for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the applicable Computation Date.

     "Subsidiary" of a Person means any corporation, association, partnership,
      ----------
joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     "Subsidiary Borrower" has the meaning specified in the introductory clause
      -------------------
hereto.

     "Surety Instruments" means all letters of credit (including standby and
      ------------------
commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Swap Contracts" means swap agreements (as such term is defined in Section
      --------------
101 of the Bankruptcy Code) and any other agreements, or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

     "Tangible Net Worth" means, at any date of determination, the aggregate
      ------------------
amount of stockholders equity minus treasury stock, minus intangible assets.

     "Taxes" means any and all present or future taxes, levies, imposts,
      -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "Termination Date" means the earlier to occur of:
      ----------------

          (a)  March 31, 2004;

          (b)  the date five years after the Closing Date; and

          (c) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     "Type" has the meaning specified in the definition of "Committed Loan."
      ----

     "Unfunded Pension Liability" means the excess of a Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.
      -------------       ----

     "Wholly-Owned Subsidiary" means any corporation in which (other than
      -----------------------
nominees' and directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "Year 2000 Problem" means the risk that computer applications used by any
      -----------------
Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     1.02   Other Interpretive Provisions.
            -----------------------------

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof', "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)  (i)   The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

                 (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     1.03   Accounting Principles.
            ---------------------

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

     1.04  Currency Equivalents Generally.  For all purposes of this Agreement
           ------------------------------
(but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                                  ARTICLE II

                                  THE CREDITS


     2.01  Amounts and Terms of Commitments.
           --------------------------------

     Subject to the terms and conditions hereof, each Bank severally agrees to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrowers pursuant to this Article II on a revolving basis from time to time from the Closing Date to the Termination Date; provided, however, that, after giving
                                      --------  -------
effect to any Credit Extension:

           (a) each Bank's Pro Rata Share of the Effective Amount of all Credit Extensions at any one time hereunder shall not exceed the Commitment amount set forth on Schedule 2.01 opposite each Bank's name (such amount, as the same may
         -------------
be reduced under Section 2.08 or as a result of one or more assignments under
Section 11.08, the Bank's "Commitment");
                           ----------

           (b) the Effective Amount of all Credit Extensions at any one time hereunder shall not exceed the combined Commitments; and

           (c) the Effective Amount of all Credit Extensions comprised of Bid Loans at any one time hereunder shall not exceed the Bid Loan Sublimit.

     The Loans made to a Borrower may be maintained, at the election of such Borrower made from time to time as permitted herein, as Committed Loans or Bid Loans or any combination thereof. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01, prepay under Section 2.09 and reborrow under this
Section 2.01.

     2.02  Loan Accounts.
           -------------

           (a) The Loans made by each Bank and the L/C Obligations shall be evidenced by one or more loan accounts or records maintained by such Bank or the Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Issuing Bank and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the Letters of Credit Issued for the account of each Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

           (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and Applicable Currency and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by each Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to endorse its Note(s) and each Bank's record shall be prima facie evidence of the interest and payments thereon; provided, however, that the failure of a Bank to make, or an error in making, a
--------  -------
notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to such Bank.

     2.03  Procedure for Committed Borrowing.
           ---------------------------------

           (a) Each Committed Borrowing shall be made upon a Requesting Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in U.S. Dollars; (ii) on the requested Borrowing Date, in the case of Base Rate Loans, and (iii) five Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Committed Loans, specifying:

                    (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof or, in the case of Offshore Currency Committed Loans, 10,000 units of the Applicable Currency in an Equivalent Amount of not less than $5,000,000 and integral multiples of such 10,000 units of the Applicable Currency in excess of the initial 10,000 units of the Applicable Currency;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Committed Borrowing;

                    (D) the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

                    (E) in the case of a Committed borrowing comprised of Offshore Currency Committed Loans, the Applicable Currency.

provided, however, that with respect to the Committed Borrowing to be made on
--------  -------
the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. (San Francisco time) on the Closing Date and such Committed Borrowing will consist of Base Rate Committed Loans only.

          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing, the name of the Borrower delivering such request, and of the amount of such Bank's Pro Rata Share of that Committed Borrowing. The Equivalent Amount of any Committed Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Committed Borrowing on the Computation Date therefor in accordance with
     Section 2.05(a). In the case of a Committed Borrowing comprised of Offshore Currency Committed Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of such Committed Borrowing, and the Administrative Agent will, upon the determination of the Equivalent Amount of such Committed Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact amount of such Bank's Pro Rata Share of such Committed Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Requesting Borrower at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Requesting Borrower in the case of a Committed Borrowing comprised of Loans in Dollars, and by such time as the Administrative Agent may specify, in the case of a Committed Borrowing comprised of Offshore Currency Committed Loans, in each case in the Applicable Currency and in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Requesting Borrower by the Administrative Agent at such office by crediting the account of the Requesting Borrower on the books of BofA (or, in the case of Offshore Currency Committed Loans, on the books of BofA or an affiliate of BofA or such other account as the Requesting Borrower may from time to time specify) with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          (d) After giving effect to any Committed Borrowing, there may not be more than eight (8) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.04  Conversion and Continuation Elections for Committed Borrowings.
           --------------------------------------------------------------

           (a) Each Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

                (i) elect, as of any Business Day, in the case of Base Rate Committed Loans to such Borrower or as of the last day of the applicable Interest Period, in the case of any other Type of Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans to such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof or, in the case of Offshore Currency Committed Loans, 10,000 units of the Applicable Currency in an Equivalent Amount of not less than $5,000,000 and multiples of 10,000 units of the Applicable Currency in excess of the initial 10,000 units of the Applicable Currency);

provided, that if at any time the aggregate amount of Offshore Rate Committed
--------
Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be in an Equivalent Amount less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of any Borrower to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

           (b) A Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in U.S. Dollars; (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans; and (iii) five business Days in advance of the Conversion/Continuation Date, if the Loans are to be continued as Offshore Currency Committed Loans, specifying:

                      (A)  the proposed Conversion/Continuation Date;

                      (B) the aggregate amount of Committed Loans to be converted or renewed;

                      (C) the Type of Committed Loans resulting from the proposed conversion or continuation, and

                      (D) other than in the case of conversions into Base Rate Committed Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans made to a Borrower, such Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period. If any Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Committed Loans made to such Borrower prior to the fifth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.04(b), or if any Default or Event of Default shall then exist, such Borrower shall be deemed to have elected to continue such Offshore Currency Committed Loans on the last day of the current Interest Period for a period of one month.

           (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by any Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

           (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, no Borrower may elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

           (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than eight (8) different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

     2.05  Utilization of Commitments in Offshore Currencies.
           -------------------------------------------------

           (a) The Administrative Agent will determine the Equivalent Amount with respect to any (i) Committed Borrowing comprised of Offshore Currency Committed Loans as of the requested Borrowing Date (including any Borrowing Date for a Committed Borrowing originally comprised of Offshore Currency Committed Loans that is deemed converted into a Committed Borrowing of Base Rate Loans pursuant to the last sentence in Section 2.05(b)), and (ii) outstanding Offshore Currency Committed Loans as of (A) the last Business Day of each month, (B) the date of any reduction in the Commitments, (C) the date any such Loans are continued, and (D) as of any redenomination date pursuant to this Section 2.05 or Section 4.05 (each such date under clauses (i) and (ii) a "Computation Date").

           (b) In the case of a proposed Committed Borrowing comprised of Offshore Currency Committed Loans, the Banks shall be under no obligation to make Offshore Currency Committed Loans in the requested Offshore Currency as part of such Committed Borrowing if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) five Business Days prior to the requested Borrowing Date that such Bank cannot provide Committed Loans in the requested Offshore Currency, in which event the Administrative Agent will give notice to the Requesting Borrower no later than 9:00 a.m. (San Francisco time) on the fourth Business Day prior to the requested Borrowing Date that the Committed Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the Requesting Borrower that any such Committed Borrowing in a requested Offshore Currency is not then available, the Requesting Borrower may, by notice to the Administrative Agent not later than 5:00 p.m. (San Francisco time) four Business Days prior to the requested Borrowing Date, withdraw the Notice of Borrowing relating to such requested Committed Borrowing. If the Requesting Borrower does so withdraw such Notice of Borrowing, the Committed Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Bank. If the Requesting Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Committed Borrowing comprised of Base Rate Loans in the Equivalent Amount of the requested Committed Borrowing, and not later than one Business Day prior to the requested Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of such Committed Borrowing in Dollars and such Bank's Pro Rata Share thereof.

           (c) In the case of a proposed continuation of Offshore Currency Committed Loans for an additional Interest Period pursuant to Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Committed Loans if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (San Francisco time) five Business Days prior to the day of such continuation that such Bank cannot continue to provide Committed Loans in the relevant Offshore Currency, in which event the Administrative Agent will give notice to the affected Borrowers not later than 9:00 a.m. (San Francisco time) on the fourth Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Committed Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the affected Borrowers that any such continuation of Offshore Currency Committed Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Committed Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans. The Administrative Agent will promptly notify the affected Borrowers and the Banks of any such redenomination, and not later than one Business Day prior to the last day of such Interest Period, the Administrative Agent shall notify each Bank of the aggregate Equivalent Amount of the redenominated Offshore Currency Committed Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

           (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Offshore Currency Committed Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans. The Administrative Agent will promptly notify the affected Borrowers of any such redenomination and conversion request. Except as aforesaid and as provided in Section 4.05, Offshore Currency Committed Loans may not be converted into, or continued as, Committed Loans in a different Applicable Currency.


           (e) Any Borrower shall be entitled to request that Committed Loans hereunder also be permitted to be made in any other lawful currency, in addition to the currency specified in the definition of "Offshore Currency" herein, that in the opinion of all Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). Such Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternate Currency in accordance with Section 11.02, to be received by the Administrative Agent not later than 10:00 a.m. (San Francisco time) at least ten Business Days in advance of the date of any Committed Borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request, the Administrative Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection of any such request.


           (f) From and after the Euro Commencement Date, each obligations under this Agreement of a party hereto which has been denominated in a Euro National Currency Unit shall be redenominated into the euro unit in accordance with EMU Legislation and applicable state law, provided that, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or in a Euro National Currency Unit may be paid within that country in such Euro National Currency Unit by crediting an account of the creditor, each party to this Agreement shall be entitled to pay or repay any such amounts in either the euro unit or such Euro National Currency Unit.


           (g) Any Offshore Currency Committed Loans denominated in a Euro National Currency, which are made, continued or converted on or after the Euro Commencement Date shall be made, continued or converted in the euro unit; provided, however, that the Borrower may request that Offshore Currency Committed Loans be made, continued or converted in the Euro National Currency Unit of such Euro Participating Member State with respect to Loans having Interest Periods ending before January 1, 2002.


           (h) Any Offshore Currency Committed Loans denominated in a Euro National Currency Unit which were made prior to the Euro Commencement Date but which have Interest Periods ending after the Euro Commencement Date shall, for purposes of this Agreement, remain denominated in such Euro National Currency Unit provided that such Loans may be repaid either in the euro or in such Euro National Currency Unit after the Euro Commencement Date and provided further that from and after January 1, 2002 all such amounts shall be deemed to be in euro units.


           (i) Subject to any EMU Legislation, references in this Agreement to a minimum amount (or integral multiple thereof) in a Euro National Currency Unit to be paid to or by a party hereto shall, from and after the Euro Commencement Date, be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify.


           (j) Provisions of this Agreement shall be subject to such further reasonable changes and/or interpretation as the Administrative Agent may from time to time in its reasonable discretion specify to be necessary or appropriate to reflect the changeover to the euro in Euro Participating Member States. The Administrative Agent shall notify the parties hereto of any such changes.


           (k) Subject to Section 4.04, if on any Computation Date the Administrative Agent shall have determined that the aggregate Equivalent Amount in principal amount of all Loans then outstanding exceeds the combined Commitments of the Banks due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the
                                                                      ----
Administrative Agent shall give notice to the Borrowers that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment the aggregate Equivalent Amount of all Loans does not exceed the combined Commitments.


           (l)  Bid Loans may be requested in Dollars only.

     2.06  Bid Borrowings.  In addition to Committed Borrowings pursuant to
           --------------
Section 2.01, each Bank severally agrees that any Borrower may, as set forth in
Section 2.07, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans to the Requesting Borrower; provided,
                                                               --------
however, that the Banks may, but shall have no obligation to, submit such offers
-------
and the Requesting Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall the Effective Amount
                 --------  -------
of all Credit Extensions at any one time hereunder exceed the combined Commitments and at no time shall the aggregate amount of all outstanding Bid Loans exceed the Bid Loan Sublimit.

     2.07  Procedure for Bid Borrowing.
           ---------------------------

           (a) When a Requesting Borrower wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be
                          ---------     -----------------------
received no later than 9:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or
(y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Bid Borrowing, which shall be a Business
     Day;

               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

               (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

     Subject to subsection 2.07(c), the Borrowers may not request Competitive Bids for more than two Interest Periods in a single Competitive Bid Request or request Competitive Bids more than once in any period of 10 Business Days.

           (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Requesting Borrower to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.07.

           (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.07(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth in Schedule 11.02 hereto not later than (1) 7:00 a.m. (San Francisco time)
         --------------
three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive
                                                    --------
Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Bank may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Requesting Borrower of the terms of the offer or offers contained therein not later than (A) 6:45 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:45 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                (ii) Each Competitive Bid shall be in substantially the form of

     Exhibit H, specifying therein:
     ---------

                     (A)  the proposed date of Borrowing;

                     (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;


                     (C) in case the Requesting Borrower elects a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin")
                                                         ----------------
          offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/100th of 1%) to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;


                     (D) in case the Requesting Borrower elects an Absolute Rate Auction, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid
                                       -------------
          Loan and the Interest Period applicable thereto;


                     (E)  the identity of the quoting Bank, and

                     (F) the aggregate amount of Bid Loans for which Competitive Bids are being offered.

     A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related invitation for Competitive Bids.

               (iii)  Any Competitive Bid shall be disregarded if it:

                     (A)  is not substantially in conformity with Exhibit H or
                                                                  ---------
     does not specify all of the information required by subsection (c)(ii) of this Section;

                     (B)  contains qualifying, conditional or similar language;

                     (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                     (D)  arrives after the time set forth in subsection (c)(i).

               (iv) Notwithstanding anything to the contrary contained in this subsection 2.07(c), a Competitive Bid by any Bank may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds thereof.

           (d) Promptly on receipt and not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Requesting Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.07(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.07(c). The Administrative Agent's notice to the Requesting Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 4.02, 4.05 and 5.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Requesting Borrower.

           (e) Not later than 8:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 8:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Requesting Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to subsection 2.07(d). The Requesting Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Requesting Borrower may accept any Competitive Bid in whole or in part; provided that:
                                                --------

                (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof,

                (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                (iv) the Requesting Borrower may not accept any offer that is described in subsection 2.07(c)(iii) or that otherwise fails to comply with the requirements of this Agreement, including the requirements set forth in
     Section 2.06.

           (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

           (g) (i) The Administrative Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                (ii) Each Bank, which has received notice pursuant to subsection 2.07(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Requesting Borrower at the Administrative Agent's Payment Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Bid Loans, and by 11:00 a.m. (San Francisco time) in the case of LIBOR Bid Loans, on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Requesting Borrower at the Administrative Agent's Payment Office.

                (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Requesting Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

                (iv) From time to time, the Borrowers and the Banks shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrowers for payment of all amounts owing hereunder.

           (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.02, 4.05 and 5.02 hereof are satisfied, the Bank or Banks whose offers the Requesting Borrower has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.07 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of any Borrower to request and accept credit facilities from any Person

(including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of any Borrower executing, delivering or performing under such credit facilities.

     2.08  Voluntary Termination or Reduction of Commitments.  The Company
           -------------------------------------------------
may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $ 1,000,000 in excess thereof, unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal Equivalent Amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments. shall be paid on the effective date of such reduction or termination.

     2.09  Optional Prepayments.
           --------------------

           (a) A Borrower may, at any time or from time to time, upon not less than five (5) Business Days, in the case of an Offshore Rate Loan or an Offshore Currency Committed Loan, and the same Business Day, in the case of Base Rate Loans, upon irrevocable notice to the Administrative Agent, ratably prepay Committed Loans made to such Borrower in whole or in part in minimum Equivalent Amounts of $5,000,000 or any multiple Equivalent Amount of $1,000,000 in excess thereof subject to the payment of amounts pursuant to Section 4.04, if any. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

           (b)  Bid Loans may not be voluntarily prepaid.

     2.10  Repayment. The Borrowers shall repay to the Banks in full on the
           ---------
Termination Date the aggregate principal amount of Loans outstanding on such date. Each Borrower shall repay each of its Bid Loan on the last day of the relevant Interest Period.

     2.11  Interest.
           --------


           (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrowers' right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding
----
principal amount thereof from the relevant Borrowing Date at a rate per annum equal to LIBOR plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

           (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans pursuant to Section 2.09 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

           (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, interest (after as well as before entry of judgment thereon to the extent permitted by law) shall be payable on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans or, if no Applicable Margin applies, by adding 2% per annum to the rate otherwise in effect; provided, however, that, on and after the expiration
                          --------  -------
of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

           (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

     2.12  Fees.  In addition to the fees described in Section 3.07:
           ----

           (a)  Arrangement, Agency Fees.  The Borrowers shall pay to the
                ------------------------
Administrative Agent and the Lead Arranger, for such parties' own accounts, from time to time such fees as may be required by the letter agreement between the Company, the Lead Arranger and the Administrative Agent dated December 2, 1998 (as amended, extended and replaced from time to time, the "Fee Letter").
                                                           ----------

           (b)  Facility Fee.  The Borrowers shall pay a facility fee to the
                ------------
Administrative Agent for the ratable account of the Banks in an amount equal to the Applicable Facility Fee Percentage times the total Commitments (regardless of usage), payable quarterly in arrears on the first Business Day of each fiscal quarter commencing and accruing from the Closing Date to the Termination Date.

     2.13  Computation of Fees and Interest.
           --------------------------------

           (a) All computations of interest for Base Rate Committed Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Each determination of an interest rate or a Equivalent Amount by the Administrative Agent shall be binding on the Borrowers and the Banks in the absence of manifest error. The Administrative Agent will, at the request of any Borrower or any Bank, deliver to such Borrower or the Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate or a Equivalent Amount, which shall constitute prima facie evidence as to such determination.

     2.14  Payments by the Borrowers.
           -------------------------

           (a) All payments to be made by the Borrowers shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Committed Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in like funds received, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and
(ii) in the case of any Dollar payments, no later than 9:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 9:00 a.m. (San Francisco time), or later than the time specified by the Administrative Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Administrative Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

     2.15  Payments by the Banks to the Administrative Agent.
           -------------------------------------------------

           (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to any Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to any Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate or, in the case of any Committed Borrowing consisting of Offshore currency Committed Loans, the Overnight Rate, for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum, equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

           (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

     2.16  Sharing of Payments, Etc.    If, other than as expressly provided
           -------------------------
elsewhere herein, any Bank shall obtain on account of Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such
                        --------  -------
excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
Each Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of setoff is exercised by such Bank shall apply the proceeds of such setoff first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

     2.17  Designation of Additional Subsidiary Borrowers.  Following the
           ----------------------------------------------
Closing Date the Company may from time to time request that additional Wholly-Owned Subsidiaries of the Company become Subsidiary Borrowers hereunder by submitting such request to the Administrative Agent in writing accompanied by such financial and other information respecting such Subsidiaries as the Administrative Agent may require. In the event the Administrative Agent, in its sole and absolute discretion, elects to consent to the addition of any such Subsidiary as an additional Subsidiary Borrower hereunder, it shall so notify the Company and each of the Banks in writing, setting forth the proposed effective date thereof (the "Inclusion Date"). On the subject Inclusion Date
                             --------------
and as conditions precedent to the inclusion of the Subsidiary as an additional Subsidiary Borrower hereunder, such Subsidiary shall execute and deliver to the Administrative Agent: (a) an Accession Agreement in the form of that attached hereto as Exhibit I (an "Accession Agreement"), (b) Notes, to the extent
          ---------      -------------------
requested by any Bank, (c) a Guaranty, and (d) a Guarantor Subordination Agreement in the form of that attached hereto as Exhibit K (a "Guarantor
                                                 ---------     ---------
Subordination Agreement"), accompanied by such corporate resolutions, incumbency
-----------------------
certificates, opinions of counsel and other documents, instruments and agreements as the Administrative Agent may require.

     2.18  Additional Guaranties by Material Subsidiaries.  On or before the
           ----------------------------------------------
Closing Date each Initial Material Subsidiary of the Company shall execute and deliver to the Adminsitrative Agent: (a) a Guaranty, and (b) a Guarantor Subordination Agreement. Following the Closing Date the Company shall promptly notify the Administrative Agent of any Subsidiary which has become a Material Subsidiary and of each newly formed or acquired Subsidiary which is a Material Subsidiary and shall cause such Subsidiary to execute and deliver to the Administrative Agent: (a) a Guaranty, and (b) a Guarantor Subordination Agreement, accompanied by such corporate resolutions, incumbency certificates, opinions of counsel and other documents, instruments and agreements as the Administrative Agent may require.

     2.19  Joint Borrower Provisions.
           -------------------------

           (a) Each Initial Subsidiary Borrower and each future Subsidiary Borrower, by executing and delivering an Accession Agreement, hereby irrevocably designates, appoints and authorizes the Company as its agent and attorney-in-fact to take actions under this Agreement and any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent, the Issuing Bank and the Banks shall be entitled to rely, and shall be fully protected in relying, upon any communication from or to the Company, on behalf of any Subsidiary Borrower. In its discretion, the Administrative Agent, the Issuing Bank and the Banks may fail or refuse to take any action under this Agreement or any other Loan Document based on communications from any Subsidiary Borrower. Any action taken by the Company or any Subsidiary Borrower under this Agreement and any other Loan Document shall be binding upon all of the other Borrowers.

           (b) Without limiting any rights, powers and remedies of the Administrative Agent on behalf of the Issuing Bank and the Banks under the Guaranties, each Borrower agrees that it is jointly and severally liable to the Administrative Agent, the Issuing Bank and the Banks for the payment of all Obligations and that such liability is independent of the Obligations of the other Borrowers, whether due or not due, absolute or contingent, liquidated or unliquidated or whether such Obligations otherwise become unenforceable. Any payment by a Borrower shall not reduce its Obligations hereunder. A separate action or actions may be brought and prosecuted against one or more of the Borrowers whether action is brought against any other Borrower or whether other Borrowers are joined in such action or actions. Each Borrower authorizes the Administrative Agent, on behalf of the Banks and the Issuing Bank, without notice or demand and without affecting its liability hereunder, from time to time, to (i) receive and hold security for the payment of the Obligations and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security, (ii) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine, and
(iii) release or substitute any one or more of the endorsers, guarantors, or co-obligors.

           (c) Each Borrower waives any right to require the Administrative Agent, the Issuing Bank or the Banks to (i) proceed against any other Borrower,
(ii) proceed against or exhaust any security, or (iii) pursue any other remedy in the Administrative Agent's, the Issuing Bank's or the Banks' power whatsoever. Each Borrower waives any defense arising by reason of any disability or other defense of any Borrower, or the cessation from any cause whatsoever of the liability of any Borrower, or any claim that any Borrower's Obligations exceed or are more burdensome than those of any other Borrower. Until the Obligations shall have been paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification or contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and each Borrower waives any right to enforce any remedy which the Administrative Agent, the Issuing Bank and the Banks now have or may hereafter have against any Borrower and waives any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent, on behalf of the Issuing Banks and the Banks. Each Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation or incurring of new or addition Obligations by any Borrower.

           (d) Each Borrower acknowledges and agrees that it will have the sole responsibility for obtaining from each other Borrower such information concerning such other Borrower's financial conditions or business operations as such Borrower may require, and that the Administrative Agent, the Issuing Bank and the Banks have no duty at any time to disclose to any Borrower any information relating to the business operations or financial condition of any other Borrower.

                                  ARTICLE III

                             THE LETTERS OF CREDIT


     3.01  The Letter of Credit Commitment.
           -------------------------------

           (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(d) and 3.02(e), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrowers; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount
                                        -------------
of all L/C Obligations plus the Effective Amount of all Loans exceeds the combined Commitments, or (2) the participation of any Bank in (A) the Effective Amount of all L/C Obligations plus (B) the Effective Amount of the Loans of such Bank (excluding any Bid Loans) plus (C) such Bank's Pro Rata Share of all outstanding Bid Loans exceeds such Bank's Commitment. Letters of Credit may be issued in Dollars or in Offshore Currencies. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Borrowers, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                (iii) the expiry date of any requested Letter of Credit is after the Termination Date, unless all of the Banks have approved such expiry date in writing;

                (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                (vii) such Letter of Credit is in a face amount less than $1,000,000 or to be denominated in a currency other than Dollars, unless such currency is mutually acceptable to the Borrowers, the Administrative Agent and the Issuing Bank.

     3.02  Issuance, Amendment and Renewal of Letters of Credit.
           ----------------------------------------------------

           (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Requesting Borrower received by the Issuing Bank (with a copy sent by the Requesting Borrower to the Administrative Agent) at least (i) in the case of Dollars, at least four Business Days, or (ii) in the case of an Offshore Currency, at least four Business Days, or (iii) in the case of an Agreed Alternative Currency, at least six Business Days (or, in each case, such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

           (b) A Requesting Borrower shall be entitled to request that Letters of Credit hereunder also be permitted to be Issued in any Agreed Alternative Currency. Such Requesting Borrower shall deliver to the Issuing Bank and the Agent any request for designation of an Agreed Alternative Currency by not later than 9:00 a.m. (San Francisco time) at least six Business Days prior to the Issuance of any Letter of Credit proposed to be Issued in such Agreed Alternative Currency. The Issuing Bank will notify such Requesting Borrower and the Agent of the acceptance or rejection of any such request within two Business Days.

           (c) If a Letter of Credit is requested to be denominated in an Offshore Currency, including an Agreed Alternative Currency, the Administrative Agent shall promptly notify each Bank thereof. Such Letter of Credit shall not be issued if the Issuing Bank notifies the Administrative Agent that it has determined that it cannot pay under a Letter of Credit denominated in such Offshore Currency or Agreed Alternative Currency. If any Bank or the Administrative Agent cannot reimburse or provide funds to the Issuing Bank pursuant to subsection 3.03(c) below in the Offshore Currency or the Agreed Alternative Currency of such Letter of Credit, then such Bank or the Administrative Agent, as the case may be, shall make such payment in the Equivalent Amount thereof on the date such payment is required to be made.

           (d) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Requesting Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) or
(2) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Requesting Borrower in accordance with the Issuing Bank's usual and customary business practices.

           (e) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Requesting Borrower received by the Issuing Bank (with a copy sent by the Requesting Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

           (f) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Requesting Borrower and upon the written request of the Requesting Borrower received by the Issuing Bank (with a copy sent by the Requesting Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Requesting Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Requesting Borrower with respect to such renewal or other written direction by the Requesting Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Requesting Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Requesting Borrower requesting such renewal.

           (g) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

           (h) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

           (i) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03  Risk Participations, Drawings and Reimbursements.
           ------------------------------------------------

           (a) Immediately upon the Issuance of each Letter of Credit each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

           (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the relevant Borrower. The Issuing Bank shall be reimbursed prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an
                                                             ----- ----
amount equal to the amount so paid by the Issuing Bank or, if such Letter of Credit was Issued in an Offshore Currency or an Agreed Alternative Currency, in an Equivalent Amount. In the event the Issuing Bank is not reimbursed for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the relevant Borrower shall be deemed to have requested that Base Rate Loans Committed be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the

Administrative Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

           (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount or an Equivalent Amount, as the case may be, in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Committed Loan to the Borrowers in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

           (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Committed Loans to the Borrowers in whole or in part, because of the Borrowers' failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount, or in the Equivalent Amount, as the case may be, of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

           (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

     3.04  Repayment of Participations.
           ---------------------------

           (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from a Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

           (b) If the Administrative Agent or the Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by such Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05  Role of the Issuing Bank.
           ------------------------

           (a) Each Bank and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

           (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

           (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to their use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrowers may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06  Obligations Absolute.  The obligations of the Borrowers under this
           --------------------
Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Base Rate Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                (iii) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrowers in respect of any Letter of Credit; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or a guarantor.

     3.07  Letter of Credit Fees.
           ---------------------

           (a) The Borrowers shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee with respect to Financial Letters of Credit equal to the Applicable L/C Fee Percentage for Financial Letters of Credit times the actual daily maximum amount available to be drawn of the outstanding Financial Letters of Credit. The Borrowers shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee with respect to Performance Letters of Credit equal to the Applicable L/C Fee Percentage for Performance Letters of Credit times the actual daily maximum amount available to be drawn of the outstanding Performance Letters of Credit. The Borrowers shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee with respect to Documentary Letters of Credit equal to such percentage as the Administrative Agent may establish from time to time times the actual daily maximum amount available to be drawn of the outstanding Documentary Letters of Credit. Such fees shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears within two Business Days of the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date.

           (b) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank computed at the rate of 0.10% per annum against the face amount (or increased face amount, as the case may be) of such Letter of Credit (with a minimum quarterly fronting fee of $100 per Letter of Credit). Such Letter of Credit fronting fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears within two Business Days of the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date, with the final payment to be made on the Termination Date.

           (c) Notwithstanding Subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrowers shall pay Letter of Credit fees on all outstanding Letters of Credit (after as well as before entry of judgment thereon to the extent permitted by law) at a rate per annum which is determined by adding 2% per annum to the fee then in effect therefor.

     3.08  Issuance Fee and Documentary and Processing Charges Payable to
           --------------------------------------------------------------
Issuing Bank.  The Borrowers shall pay to the Issuing Bank from time to time
------------
on demand the normal issuance,
presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.09  Uniform Customs and Practice.  The Uniform Customs and Practice for
           ----------------------------
Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY



     4.01  Taxes.
           -----

           (a) Any and all payments by any Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

           (b) Each Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any, liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

           (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable, additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii)  such Borrower shall make such deductions and withholdings;

                (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) such Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

           (d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

           (e) If any Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.02  Illegality.
           ----------

           (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans (including Offshore Rate Committed Loans in any Applicable Currency and in respect of any LIBOR Bid Loan as to which any Borrower has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

           (b) If any Bank reasonably determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If any Borrower is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

           (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Borrowers may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

           (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03  Increased Costs and Reduction of Return.
           ---------------------------------------

           (a) If any Bank reasonably determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

           (b) If any Bank reasonably shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Administrative Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.04  Funding Losses.  The Borrowers shall reimburse each Bank and hold
           --------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

           (a) the failure of any Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

           (b) the failure of any Borrower to borrow, continue or convert a Committed Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) the failure of any Borrower to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.09;

           (d) the prepayment (including pursuant to Section 2.09 or 2.10) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

           (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from losses or expenses relating to any Offshore Currency Committed Loan. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under Section 4.03(a), (i) each Offshore Rate Committed Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the Applicable Currency in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05  Inability to Determine Rates.  If the Administrative Agent
           ----------------------------
determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the LIBOR applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, any Borrower may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If any Borrower does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans, as the case may be.
In the case of any Offshore Currency Committed Loans, the Committed Borrowing or continuation shall be in an aggregate amount equal to the Equivalent Amount of the originally requested Committed Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Committed Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans.

     4.06  Certificates of Banks.
           ---------------------

           (a)  Any Bank claiming reimbursement or compensation under this
Article IV shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be binding on the Borrowers and constitute prima facie evidence with respect to such claim.

           (b)  Any Bank claiming reimbursement or compensation under this
Article IV shall use its reasonable efforts to notify the Borrowers promptly thereof, including the nature of any such tax, requirement of law or other grounds for such claim.

     4.07  Survival.  The agreements and obligations of the Borrowers in this
           --------
Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                             CONDITIONS PRECEDENT

     5.01  Conditions of Initial Loans.  The obligation of each Bank to make
           ---------------------------
its initial Credit Extension hereunder, and to receive through the Administrative Agent the initial Competitive Bid Request, is subject to the condition that the Administrative Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent, the Lead Arranger and each Bank, and in sufficient copies for each Bank:

           (a)  Credit Agreement and Note. This Agreement and any Notes
                -------------------------
requested by any Bank prior to closing executed by each party thereto.


           (b)  Guaranties.  From each of the Company, the Initial Subsidiary
                ----------
Borrowers and the Initial Material Subsidiaries, a duly executed Guaranty and a duly executed Guarantor Subordintion Agreement.

           (c)  Resolutions; Incumbency.
                -----------------------

                (i) Copies of the resolutions of the board of directors of the Company, each Initial Subsidiary Borrower and each Initial Material Subsidiary authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                (ii) A certificate of the Secretary or Assistant Secretary of each of the Company, each Initial Subsidiary Borrower and each Initial Material Subsidiary certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

           (d)  Organization Documents; Good Standing.  Each of the following
                -------------------------------------
documents:

                (i) the articles or certificate of incorporation and the bylaws of the Company, each Initial Subsidiary Borrower and each Initial Material Subsidiary as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

                (ii) a good standing and tax good standing certificate for each the Company, each Initial Subsidiary Borrower and each Initial Material Subsidiary from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the State of California, together with a bring-down certificate by facsimile, dated the Closing Date.

           (e)  Legal Opinion.  An opinion of Barton, Klugman & Oetting, counsel
                -------------
to the Company and its Subsidiaries and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D.
                                            ---------

           (f)  Payment of Fees.  Evidence of payment by the Company of all
                ---------------
accrued
and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date pursuant to the Loan Documents, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under the Fee Letter or otherwise referenced in Sections 2.12 and 11.04.

           (g)  Certificate.  A certificate signed by a Responsible Officer,
                -----------
dated as of the Closing Date, stating that:

                (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                (iii) there has occurred since September 30, 1998 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

           (h)  Copies of Certain Acquisition Documents.  Copies of the purchase
                ---------------------------------------
agreement (including all schedules and exhibits thereto) relating to the Acquisition, certified as being true, correct and complete on and as of the Closing Date by the Secretary or Assistant Secretary of the Company and which includes terms satisfactory to the Administrative Agent in its sole discretion, including, but not limited to, terms which reflect the following (i) an aggregate purchase price for the equity of the Acquired Company not in excess of $259,000,000; and (ii) the total amount of debt assumed by the Company in connection with the Acquisition not in excess of $55,000,000. The Administrative Agent shall also be satisfied that there shall exist no order, decree, judgment, ruling or injunction which restrains the consummation of the Acquisition in the manner contemplated by the purchase agreement and all documents related thereto.

           (i)  Other Indebtedness.  Evidence of the repayment in full of all
                ------------------
obligations under the Existing Credit Agreement, and the cancellation of such agreement;

           (j)  Evidence of Satisfactory Insurance.  A certificate of an
                ----------------------------------
independent insurance broker stating that each Borrower has in force and effect, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds, in covering such types of risks, and in such amounts, and with deductibles, as are appropriate in consideration of such Borrower's properties and business in the exercise of such broker's independent professional judgment;

           (k)  Financial Statements.  Copies of pro-forma financial statements
                --------------------
for the Company and the Company's financial projections for each fiscal year from and including 1999 through 2003;

           (l)  Capital and Ownership Structure.  Evidence of, and the consent
                --------------------------------
of the

Administrative Agent to, the corporate capital and ownership structure of the Company and its Subsidiaries (after giving effect to the Acquisition);

           (m)  Other Documents.  Such other approvals, opinions, documents or
                ---------------
materials as the Administrative Agent or any Bank may request.

     5.02  Conditions to All Borrowing.  The obligation of each Bank to make
           ---------------------------
any Committed Loan to be made by it, or any Bid Loan as to which a Borrower has accepted the relevant Competitive Bid (including its initial Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

           (a)  Notice of Borrowing; L/C Application.  As to any Committed Loan,
                ------------------------------------
the Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application;

           (b)  Continuation of Representations and Warranties.  The
                ----------------------------------------------
representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

           (c)  No Existing Default.  No Default or Event of Default shall exist
                -------------------
or shall result from such Borrowing.

     Each Notice of Borrowing, Competitive Bid Request and L/C Applications submitted by any Borrower hereunder shall constitute a representation and warranty by all of the Borrowers hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in Section 5.02 are satisfied.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES


     Each Borrower represents and warrants to the Administrative Agent and each Bank that:

     6.01  Corporate Existence and Power.  Each Borrower and each of its
           -----------------------------
Subsidiaries:

           (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;


           (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (including, without limitation, professional licenses) to own its assets, carry on its business, and to execute, deliver, and perform its obligations under the Loan Documents;

           (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and


           (d)  is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02  Corporate Authorizations; No Contravention.  The execution,
           ------------------------------------------
delivery and performance by each Borrower of this Agreement and each other Loan Document to which such Borrower is a party, have been duly authorized by all necessary corporate action, and do not and will not:

           (a) contravene the terms of any of the Borrowers' Organization Documents;

           (b) conflict with or result in any breach or contravention of, or the creation of any Lien under any document evidencing any Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property is subject; or

           (c)  violate any Requirement of Law.

     6.03  Governmental Authorization.  No approval, consent, exemption,
           --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Borrower or any of its Subsidiaries of the Agreement or any other Loan Document.

     6.04  Binding Effect.  This Agreement and each other Loan Document to
           --------------
which any Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05  Litigation.  Except as disclosed on Schedule 6.05, there are no
           ----------                            -------------
actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, or its Subsidiaries or any of their respective properties which:

           (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

           (b) is reasonably likely to be adversely determined and which if determined adversely to any Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06  No Default.  No Default or Event of Default exists or would result
           ----------
from the incurring of any Obligations by any Borrower. As of the Closing Date, no Borrower nor any Subsidiaries of the Borrowers are in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01 (e).

     6.07  ERISA Compliance.
           ----------------

           (a)  Except as specifically disclosed in Schedule 6.07, and to the
                                                    -------------
best knowledge of each Borrower after due investigation, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification.

           (b) There are no pending, or to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

           (c)  Except as specifically disclosed in Schedule 6.07, and to the
                                                    -------------
best knowledge of each Borrower after due investigation, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

           (d)  Except as specifically disclosed in Schedule 6.07, no Pension
                                                    -------------
Plan has any Unfunded Pension Liability.

           (e)  Except as specifically disclosed in Schedule 6.07, each Borrower
                                                    -------------
has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

           (f)  Except as specifically disclosed in Schedule 6.07, each Borrower
                                                    -------------
has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

     6.08  Use of Proceeds: Margin Regulations.  The proceeds of the Loans are
           -----------------------------------
to be used solely for the purposes set forth in and permitted by Section 7.11 and Section 8.07. No Borrower nor any Subsidiaries of the Borrowers are generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09  Title to Properties.  Each Borrower and each of its Subsidiaries
           -------------------
have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each Borrower and each of its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10  Taxes.  Each Borrower and each of its Subsidiaries have filed all
           -----
Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiaries of the Borrowers that would, if made, have a Material Adverse Effect.

     6.11  Financial Condition.
           -------------------

           (a) The audited consolidated financial statements of the Company and its Subsidiaries dated September 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 6.11, show
                                                         -------------
     all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (b) Since September 30, 1998, there has been no Material Adverse Effect.

     6.12  Environmental Matters.  Any Borrower conducts in the ordinary course
           ---------------------
of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its properties, and as a result thereof any Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.12,
                                                               -------------
such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13  Regulated Entities.  None of the Borrowers, any Person controlling
           ------------------
the Borrowers, or any Subsidiary of the Borrowers, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrowers are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14  No Burdensome Restriction.  Neither any Borrower nor any Subsidiaries
           -------------------------
of any Borrower is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.15  Copyrights, Patents, Trademarks and Licenses, etc  Each Borrower or
           -------------------------------------------------
its respective Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of any Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any of its respective Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or
                                                   -------------
litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.16  Subsidiaries.  As of the Closing Date, the Company has no
           ------------
Subsidiaries other than those specifically disclosed on Schedule 6.16 hereto.
                                                        -------------

     6.17  Insurance.  The properties of each Borrower and its Subsidiaries are
           ---------
insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates, or are self insured by such Borrower.

     6.18  Year 2000.  Borrowers have (a) initiated a review and assessment of
           ---------
all areas within their and each of their respective Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem, (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Borrowers reasonably believe that all computer applications (including those of its suppliers and vendors) that are material to their or any of their respective Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.19  Full Disclosure.  None of the representations or warranties made by
           ---------------
any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiaries of the Borrowers in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.20  Company's Authority to Act.  The Company has, and at all times until
           --------------------------
such time as the Obligations shall have been paid in full, all Letters of Credit shall have expired unutilized, the Banks shall have no further obligation to advance Loans and the Issuing Bank shall have no further obligation to issue Letters of Credit hereunder shall have, the absolute and complete authority to take action hereunder and under the other Loan Documents in the name of and for the account of each of its Subsidiaries, including, without limitation, to execute Guarantor Subordination Agreements and other Loan Documents on behalf thereof, without further action by or the consent of any such Subsidiary; provided, however, that nothing contained herein shall require the Administrative Agent to accept action by the Company in lieu of any such Subsidiary.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     So long as any Bank or Issuing Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01  Financial Statements.  The Company shall deliver to the
           --------------------
Administrative Agent with sufficient copies for each Bank:

           (a) as soon as available, but not later than 120 days after the end of each fiscal year (commencing with the fiscal year ended September 30, 1998), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of the Independent Auditor, which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

           (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended December 31, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith recurring adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

     7.02  Certificates; Other Information.  The Company shall furnish to the
           -------------------------------
Administrative Agent, with sufficient copies for each Bank:

           (a) concurrently with the delivery of the financial statements referred to subsections 7.01 (a) and (b), a Compliance Certificate executed by a Responsible Officer;

           (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

           (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

     7.03  Notices.  The Company shall promptly notify the Administrative Agent
           -------
and each Bank:

           (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default.

           (b) of any matter that has resulted or will foreseeably result in a Material Adverse Effect, including (i) breach or nonperformance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiaries of any Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiaries of any Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary of any Borrower, including pursuant to any applicable Environmental Laws;

           (c) of any of the following events affecting any Borrower, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower with respect to such event:

               (i)   an ERISA Event;

               (ii)  if any of the representations and warranties in Section
     6.07 ceases to be true and correct;

               (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

               (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

               (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

           (d) of any material change in accounting policies or financial reporting practices by any Borrower or any consolidated Subsidiaries of any Borrower.

     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action any Borrower or any affected Subsidiaries of any Borrower proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04  Preservation of Corporate Existence, Etc  The Company shall, and
           ----------------------------------------
shall cause each of its Material Subsidiaries and each of the Subsidiary Borrowers which is not a Material Subsidiary to:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02) if the failure to do so could reasonably be expected to have a Material Adverse Effect;

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05  Maintenance of Property.  The Company shall, and shall cause each of
           -----------------------
its Material Subsidiaries and each of the Subsidiary Borrowers which is not a Material Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each such Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     7.06  Insurance.  The Borrowers shall, and shall cause each of their
           ---------
respective Subsidiaries to, maintain with financially sound and reputable independent insurers not Affiliates of the Borrowers, insurance in such amounts, with such deductibles, and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates, or shall self insure and shall, upon reasonable request of the Administrative Agent, not more often than annually, cause to be delivered to the Administrative Agent on behalf of the Banks a certificate of the type described in Section 5.01(j) hereof.

     7.07  Payment of Obligation.  The Company shall, and shall cause each of
           ---------------------
its Material Subsidiaries and each of the Borrower Subsidiaries which is not a Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary;

           (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

           (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.08  Compliance with Laws.  The Borrowers shall, and shall cause each of
           --------------------
their respective Subsidiaries to, comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, if failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.09  Inspection of Property and Books and Records.  The Borrowers shall,
           --------------------------------------------
and shall cause each of their respective Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of any Borrower or such Subsidiary. The Borrowers shall, and shall cause each of their respective Subsidiaries to, permit representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists the
               --------  -------
Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

     7.10  Environmental Laws.  The Borrowers shall, and shall cause each of
           ------------------
their respective Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     7.11  Use of Proceeds.  Each Borrower shall use the proceeds of the Loans
           ---------------
for (i) working capital and other general corporate purposes; or (ii) the financing and costs of the Acquisition; or (iii) the refinancing of its (or the Acquired Company's) existing Debt, in all cases, so long as such use is not in contravention of any Requirement of Law or of any Loan Document.

     7.12  Year 2000.  The Borrowers shall, and shall cause each of their
           ---------
Subsidiaries to, perform all acts within their power as are reasonably necessary to ensure that: (i) the Company and each of its Subsidiaries and any business in which it holds a substantial interest, and (ii) all suppliers and vendors that are material to its or their business become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the Borrowers' and their Subsidiaries' systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. The Company will and will cause each of its Subsidiaries to promptly upon request of the Administrative Agent provide to the Administrative Agent and the Banks such certifications or other evidence of compliance with the terms of this Section
7.12 as the Administrative Agent may from time to time reasonably require.


                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     So long as any Bank or the Issuing Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01  Limitation on Liens.  No Borrower shall, nor shall it permit or
           -------------------
suffer any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
-----------------

           (a) any Lien existing on property of any Borrower or its Subsidiaries on the Closing Date securing Indebtedness outstanding on such date, each such Lien securing Indebtedness in an amount in excess of $500,000 being set forth on
Schedule 8.01 attached hereto;
-------------

           (b) any Lien created under any Loan Document;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

           (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

           (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (f) Liens on the property of any Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and

(iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

           (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrowers and their Subsidiaries do not exceed $2,000,000;

           (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of any Borrower or any of its Subsidiaries;

           (i) Liens on assets of corporations which become Subsidiaries of any Borrower after the date of this Agreement, provided, however, that such Liens
                                           --------  -------
existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

           (j) purchase money security interests on any property acquired or held by any Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such
                                                 -------- ----
Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, $5,000,000;

           (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

           (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by any Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by any Borrower or any of its Subsidiaries to provide collateral to the depository institution.

     8.02  Disposition of Assets.  No Borrower shall, nor shall it permit or
           ---------------------
suffer any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

           (c) dispositions of real estate properties which are no longer useful in or material to the continued operation of such Person's business for fair market value;

           (d) dispositions permitted pursuant to Sections 8.03(b) and 8.03(c);

           (e) dispositions among the Company, the Subsidiary Borrowers and Material Subsidiaries which are not Subsidiary Borrowers and dispositions by Subsidiaries which are not Subsidiary Borrowers or Material Subsidiaries to the Company, the Subsidiary Borrowers and Material Subsidiaries;

           (f) dispositions by Subsidiaries to other Subsidiaries which are not Subsidiary Borrowers or Material Subsidiaries for fair market value, which dispositions do not involve property with a value in excess of $500,000 individually or $5,000,000 in the aggregate over the term of this Agreement;

           (g) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event
                   --------
of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Borrowers and their Subsidiaries, together, shall not exceed in any fiscal year $5,000,000; and

           (h)  dispositions described more particularly on Schedule 8.02.
                                                            -------------

     8.03  Consolidations and Mergers.  No Borrower shall, nor shall it permit
           --------------------------
or suffer any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except

           (a) any Subsidiary may merge with any Borrower, provided that such Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

           (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to any Borrower or another Wholly-Owned Subsidiary; and

           (c) any non-Domestic Subsidiary may consolidate with, merge into or dispose of assets with any other non-Domestic Subsidiaries so long as both before and after giving effect thereto there shall not exist a Default or an Event of Default.

     8.04  Loans and Investments.  No Borrower shall, nor shall it permit or
           ---------------------
suffer any of its Subsidiaries to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of any Borrower, except for:

           (a) investments in cash equivalents and short term marketable securities;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) extensions of credit by any Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

           (d) investments incurred in order to consummate acquisitions otherwise permitted herein, provided that (i) the book value (as to the
                            -------- ----
purchaser) of any such acquisition, together with such value of all prior acquisitions undertaken by the Borrowers and their Subsidiaries after the Closing Date, shall not exceed at the time of such investment 10% of consolidated Tangible Net Worth as calculated immediately prior to such acquisition, (ii) such acquisitions are undertaken in accordance with all applicable Requirements of Law; and (iii) the prior, effective written consent or approval to such acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

           (e) investments in Joint Ventures permitted pursuant to Section 8.10 existing on the Closing Date;

           (f) cash investments in and advances to Joint Ventures permitted pursuant to Section 8.10 made following the Closing Date in an amount not to exceed $5,000,000 for any single Joint Venture or $25,000,000 in the aggregate for all such Joint Ventures;

           (g) increased investments in Joint Ventures resulting from the retention of earnings by such Joint Ventures;

           (h) Advances to suppliers, subcontractors, and similar Persons, all in the ordinary course of business, and not to exceed, in the aggregate, $5,000,000;

           (i)  investments described on Schedule 8.04; and
                                         -------------

           (j) other investments pursuant to which any Borrower acquires an interest not to exceed 20% of the equity of such entity; provided that such investments shall not exceed, in the aggregate, $5,000,000.

     8.05  Limitation on Indebtedness.  No Borrower shall, nor shall it permit
           --------------------------
or suffer any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a)  Indebtedness incurred pursuant to this Agreement;

           (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.09;

           (c) Indebtedness including, without duplication, commitments to extend or maintain advances or lines of credit existing on the Closing Date, each such item of Indebtedness in excess of $250,000 being set forth in Schedule
                                                                        --------
8.05;
----

          (d)  Indebtedness secured by Liens permitted pursuant to subsection
8.01 (i) and (j), which Indebtedness shall not in the aggregate exceed $5,000,000 at any time outstanding; and

          (e) other Indebtedness incurred in the ordinary course of business in an aggregate amount not to exceed $5,000,000.

     8.06  Transactions with Affiliates.  No Borrower shall, nor shall it permit
           ----------------------------
or suffer any of its Subsidiaries to, enter into any transaction with any Affiliate of any Borrower, except upon fair and reasonable terms no less favorable to any Borrower or such Subsidiary of any Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of any Borrower or such Subsidiary of any Borrower.

     8.07  Use of Proceeds.  No Borrower shall, nor shall it permit or suffer
           ---------------
any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.08  Use of Proceeds Ineligible Securities.  No Borrower shall, nor shall
           --------------------------------------
it permit or suffer any of its Subsidiaries to, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Borrower or any Affiliate of any Borrower. As used in this Section, "Section 20 Subsidiary" means the Subsidiary of the bank holding company
----------------------
controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt
----------------------
in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (as U.S.C. (S) 24, Seventh), as amended.

     8.09  Contingent Obligation.  No Borrower shall, nor shall it permit or
           ---------------------
suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)  Swap Contracts entered into in the ordinary course of business;

          (c) Contingent Obligations of any Borrower and its Subsidiaries existing as of the Closing Date not exceeding $3,000,000 in the aggregate, each such Contingent Obligation in excess of $500,000 being set forth in Schedule
                                                                    --------
8.09;
----

          (d) Contingent Obligations with respect to performance bonds or performance letters of credit (or bank guarantees constituting the economic equivalent of performance letters of credit) given with respect to contracts entered into in the ordinary course of business; and

          (e) other Contingent Obligations incurred in the ordinary course of business not in excess of $500,000 individually or $5,000,000 in the aggregate at any time outstanding.

     8.10  Joint Ventures.  No Borrower shall, nor shall it permit or suffer any
           --------------
of its Subsidiaries to, enter into any Joint Venture other than in the ordinary course of business as conducted on the Closing Date.

     8.11  Lease Obligation.  No Borrower shall, nor shall it permit or suffer
           ----------------
any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of any Borrower and of its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) operating leases entered into by any Borrower or any of its Subsidiaries after the Closing Date in the ordinary course of business;

          (c) capital leases other than those permitted under clause (a) of this Section, entered into by any Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the
                                                      --------
aggregate annual rental payments for all such capital leases shall not exceed in any fiscal year $5,000,000.

     8.12  Restricted Payments.  No Borrower shall, nor shall it permit or
           -------------------
suffer any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any of its consolidated Subsidiaries may, so long as immediately after giving effect to such proposed action no Default or Event of Default would exist:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of net income of any Borrower and its Subsidiaries arising after the Closing Date and computed on a cumulative consolidated basis; and

          (d)  declare or pay dividends and make redemptions as described on
Schedule 8.12.
-------------

     8.13  Change in Business.  No Borrower shall, nor shall it permit or suffer
           ------------------
any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by such Borrower and its Subsidiaries on the date hereof.

     8.14  Accounting Changes.  No Borrower shall, nor shall it permit or suffer
           ------------------
any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower or of any of its Subsidiaries.

     8.15  Fixed Charge Coverage Ratio.  The Company shall maintain at all times
           ---------------------------
a minimum ratio of EBITDA minus capital expenditures to Fixed Charges of 1.25 to
1.00. The foregoing ratio shall be calculated on the basis of the immediately preceding four fiscal quarters, including the most recently concluded fiscal quarter. For purposes of the calculation of the foregoing ratio, EBITDA, capital expenditures and Fixed Charges of the Acquired Company for the relevant periods shall be included notwithstanding that such periods occurred prior to the consummation of the Acquisition.

     8.16  Tangible Net Worth.  The Company shall maintain at all times
           ------------------
consolidated Tangible Net Worth of not less than the sum of (i) 85% of Tangible Net Worth as determined on the Closing Date after giving effect to the Acquisition and taking into consideration the obligations of the Company incurred under the Acquisition Agreement, plus (ii) 50% of Consolidated Net
                                          ----
Income (without deduction for losses) and plus (iii) 100% of the proceeds of any
                                          ----
equity issuances by the Company following the Closing Date (other than issuances in connection with the exercise of options on a non-cash, share for share basis) and plus (iv) with respect to issuances of equity securities in connection with
    ----
the exercise of options on a non-cash, share for share basis, 100% of the net proceeds of each such issuance.

     8.17  Leverage Ratio.  The Company shall maintain at all times a ratio of
           --------------
Funded Debt (plus the aggregate face amount of all of the Financial Letters of
             ----
Credit outstanding for which the Company or any of its consolidated Subsidiaries is obligated) to EBITDA of not greater than 2.50 to 1.00. The foregoing ratio shall be calculated on the basis of the immediately preceding four fiscal quarters, including the most recently concluded fiscal quarter. For purposes of the calculation of the foregoing ratio, EBITDA of the Acquired Company for the relevant periods shall be included notwithstanding that such periods occurred prior to the consummation of the Acquisition.

     8.18  Modification of Acquisition Agreement.  The Company will not agree to
           -------------------------------------
or enter into any modification of the Acquisition Agreement without the prior written consent of the Administrative Agent.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

     9.01  Event of Default.  Any of the following shall constitute an "Event of
           ----------------
Default":

          (a)  Non-Payment.  Any Borrower fails to pay, (i) when and as
               -----------
required to be paid herein, any amount of principal of any Loan or any amount of interest on any Bid Loan, or (ii) within 3 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b)  Representation or Warranty.  Any representation or warranty by
               --------------------------
any Borrower or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Borrower, any of its Subsidiaries, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults.  Any Borrower fails to perform or observe any
               -----------------
term, covenant or agreement contained in any of Sections 7.01, 7.02. 7.03 or
7.09 or in Article VIII; or

          (d)  Other Defaults.  Any Borrower or any Material Subsidiary fails
               --------------
to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which it is party, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or
(ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

          (e)  Cross-Default.  Any Borrower or any of its Subsidiaries (i)
               -------------
fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Equivalent Amount of $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f)  Insolvency; Voluntary Proceedings.  The Company, any of its
               ---------------------------------
Material Subsidiaries or any of the Borrower Subsidiaries which are not Material Subsidiaries (i) ceases or falls to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)  Involuntary Proceedings.  (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against the Company, any of its Material Subsidiaries or any of the Borrower Subsidiaries which are not Material Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, any of its Material Subsidiaries' or any of the Borrower Subsidiaries' which are not

Material Subsidiaries properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, any of its Material Subsidiaries or any of the Borrower Subsidiaries which are not Material Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Company, any of its Material Subsidiaries or any of the Borrower Subsidiaries which are not Material Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)  ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan
               -----
which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $5,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any Borrower which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $5,000,000 (provided, however, that an ERISA Event or increase in Unfunded Pension Liability arising solely and directly under those Pension Plans described at Items 1, 2 and 3 on Schedule 6.07 shall not
                                               -------------
constitute an Event of Default under this subsection (h)); or

          (i)  Monetary Judgments.  One or more non-interlocutory judgments,
               ------------------
non-interlocutory orders, decrees or arbitration awards is entered against any Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of the Dollar Equivalent of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (j)  Non-Monetary Judgments.  Any non-monetary judgment, order or
               ----------------------
decree is entered against any Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)  Change of Control.  There occurs any Change of Control; or
               -----------------

          (l)  Adverse Change.  There occurs a Material Adverse Effect; or
               --------------

          (m)  Guaranty Recission.  Any Borrower or any Material Subsidiary
               ------------------
shall attempt to revoke or rescind its Guaranty, whether with respect to future transactions or otherwise.

     9.02  Remedies.  If any Event of Default occurs, the Administrative Agent
           --------
shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Committed Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Bank or any Bank.

     9.03  Rights Not Exclusive.  The rights provided for in this Agreement and
           --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

     10.01  Appointment and Authorization.
            -----------------------------

          (a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank
                                        --------  -------
shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 10 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 10, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02  Delegation of Duties.  The Administrative Agent may execute any of
            --------------------
its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03  Liability of Administrative Agent.  None of the Agent-Related
            ---------------------------------
Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of the Borrowers' Subsidiaries or Affiliates.

     10.04  Reliance by Administrative Agent.
            --------------------------------

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05  Notice of Default.  The Administrative Agent shall not be deemed to
            -----------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article IX; provided, however, that unless and until the Administrative Agent
            --------  -------
has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06  Credit Decision.  Each Bank acknowledges that none of the Agent-
            ---------------
Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.

     10.07  Indemnification.  Whether or not the transactions contemplated
            ---------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided however, that no Bank
                                             -------- -------
shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.08  Administrative Agent in Individual Capacity.  BofA and its
            -------------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.09  Successor Administrative Agent.  The Administrative Agent may resign
            ------------------------------
as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections
11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10  Withholding Tax.
            ---------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of any Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.01  Amendment and Waivers.  No amendment or waiver of any provision of
            ---------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrowers and acknowledged by the Administrative Agent, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver,
                                      --------  -------
amendment, or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection 9.02(a));

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e) release all or substantially all of any Person executing a Guaranty pursuant to this Agreement; or

          (f) amend this Section or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and
(iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     11.02  Notices.
            -------

          (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed
                                     --------------
promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule
                                                                       --------
11.02; or, as directed to the Company or the Administrative Agent, to such other
-----
address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fourth Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XI shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.02. A copy of
                                                   --------------
any notice sent to any Borrower Subsidiary or any Material Subsidiary shall be concurrently sent to the Company; provided, that any notice sent to the Company shall automatically be deemed given to all Borrowers and all Material Subsidiaries.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Administrative Agent and the Banks shall not have any liability to any Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of each Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
            ------------------------------
in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04  Costs and Expenses.  The Borrowers shall:
            ------------------

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) and the Lead Arranger within five Business Days after demand (subject to subsection 5.01(f)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent and Issuing Bank) and the Lead Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent and the Issuing Bank) with respect thereto; and

          (b) pay or reimburse the Administrative Agent and each Bank within five Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05  Indemnity.  Whether or not the transactions contemplated hereby are
            ---------
consummated, the Borrowers shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless
                                                 ------------------
from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the Letters of Credit or the use of the proceeds thereof or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                              -----------------------    --------
Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.06  Payments Set Aside.  To the extent that any Borrower makes a payment
            ------------------
to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of setoff, and such payment or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata or other applicable share of any amount so recovered from or repaid by the Administrative Agent.

     11.07  Successors and Assigns.  The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     11.08  Assignments, Participations, etc
            --------------------------------

          (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (each an "Assignee")
                                                                     --------
all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Bank under the Loan Documents, in a minimum amount of $5,000,000 or, if less, the entirety of such Bank's Loans, Commitment, L/C Obligations and other rights and obligations of such Bank; provided, however, that the Borrowers and the Administrative Agent
           --------  -------
may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment
                                                       ---------   ----------
and Acceptance") and (iii) the assignor Bank or Assignee has paid to the
--------------
Administrative Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that any consents to such assignment required by Section 11.08(a) have been obtained), the Borrowers shall execute and deliver to the Administrative Agent, any new Note evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, a replacement Note in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Note held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
---------

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a "Participant") participating
                                                  -----------
interests in any Loans, the Commitment, the L/C Obligations and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations
                --------  -------
under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such
                    -------------
participation the Participant shall have no rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; provided,
                                                                     --------
however, that (i) the Participant shall be entitled to the benefit of Sections
-------
4.01, 4.03 and 11.05 as though it were also a Bank hereunder, if the originating Bank is entitled to the benefit of such provisions, and (ii) if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to it by the Borrowers or any Subsidiary of the Borrowers, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Bank; provided,
                                                                --------
however, that any Bank may disclose such information (A) at the request or
-------
pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder; and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrowers are party or is deemed party with such Bank.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S) 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.09  Setoff.  In addition to any rights and remedies of the Banks
            ------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by any Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Bank; provided, however, that the
                                                   --------  -------
failure to give such notice shall not affect the validity of such setoff and application.

     11.10  Notification of Addresses, Lending Offices, Etc  Each Bank shall
            -----------------------------------------------
notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.11  Counterparts.  This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.12  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.13  No Third Parties Benefited.  This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Borrowers, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.14  Governing Law and Jurisdiction.
            ------------------------------

          (a) THIS AGREEMENT AND THE NOTES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA OR IN THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN SUCH DISTRICT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                                ---------
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR
----------
PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     11.15  Waiver of Jury Trial.  THE BORROWERS, THE BANKS AND THE AGENT EACH
            --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.16  Entire Agreement.  This Agreement, together with the other Loan
            ----------------
Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     11.17  Judgment.  If, for the purposes of obtaining judgment in any court,
            --------
it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California, by their proper and duly authorized officers as of the day and year first above written.


                                  JACOBS ENGINEERING GROUP INC.


                                  By:___________________________________________
                                     John W. Prosser, Jr.
                                     Senior Vice President   Finance and
                                     Administration and Treasurer


                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as Administrative Agent


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as Issuing Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as a Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  ABN AMRO BANK N.V., as a Managing Agent
                                  and a Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  as a Managing Agent and a Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  FIRST UNION NATIONAL BANK, as a
                                  Managing Agent and a Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
                                  Managing Agent and a Bank


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                            SCHEDULES AND EXHIBITS

I.   SCHEDULE                     DESCRIPTION
     --------                     -----------
--------------------------------------------------------------------------------
2.01                              Commitments
--------------------------------------------------------------------------------
6.05                              Material Litigation, Including Intellectual
                                  Property Related Litigation
--------------------------------------------------------------------------------
6.07                              ERISA Disclosures
--------------------------------------------------------------------------------
6.11                              Financial Statement Disclosures
--------------------------------------------------------------------------------
6.12                              Environmental Disclosures
--------------------------------------------------------------------------------
6.16                              Existing Subsidiaries
--------------------------------------------------------------------------------
8.01                              Existing Liens
--------------------------------------------------------------------------------
8.02                              Additional Permitted Dispositions
--------------------------------------------------------------------------------
8.04                              Additional Permitted Investments
--------------------------------------------------------------------------------
8.05                              Existing Indebtedness
--------------------------------------------------------------------------------
8.09                              Existing Contingent Obligations
--------------------------------------------------------------------------------
8.12                              Additional Permitted Dividends, Redemptions,
                                  Etc.
--------------------------------------------------------------------------------
11.02                             Addresses for Notices, Lending Offices,
                                  Including Domestic and Offshore Lending
                                  Offices, Etc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
II.  EXHIBIT                      DESCRIPTION
     -------                      -----------
--------------------------------------------------------------------------------
        A                         Form of Notice of Borrowing
--------------------------------------------------------------------------------
        B                         Form of Notice of Conversion/Continuation
--------------------------------------------------------------------------------
        C                         Form of Compliance Certificate
--------------------------------------------------------------------------------
        D                         Form of Legal Opinion
--------------------------------------------------------------------------------
        E                         Form of Assignment and Acceptance Agreement
--------------------------------------------------------------------------------
        F                         Form of Invitation for Competitive Bids
--------------------------------------------------------------------------------
        G                         Form of Competitive Bid Request
--------------------------------------------------------------------------------
        H                         Form of Competitive Bid
--------------------------------------------------------------------------------
        I                         Form of Accession Agreement (for Future
                                  Designated Subsidiary Borrowers)
--------------------------------------------------------------------------------
        J                         Form of Guaranty
--------------------------------------------------------------------------------
        K                         Form of Guarantor Subordination Agreement
--------------------------------------------------------------------------------
        L                         Form of Pricing Matrix
--------------------------------------------------------------------------------